As filed with the Securities and Exchange Commission on June 29, 2006

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT

under

The Securities Act of 1933

_____________________

BLACK HILLS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

South Dakota	46-0458824
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

625 Ninth Street, P.O. Box 1400 Rapid City, South Dakota	57709
(Address of Principal Executive Offices)	(Zip Code)

_____________________

CHEYENNE LIGHT, FUEL AND POWER COMPANY

RETIREMENT SAVINGS PLAN

FOR NON-BARGAINING UNIT EMPLOYEES

(Full Title of the Plan)

CHEYENNE LIGHT, FUEL AND POWER COMPANY

RETIREMENT SAVINGS PLAN

FOR BARGAINING UNIT EMPLOYEES

(Full Title of the Plan)

_____________________

Steven J. Helmers

General Counsel

Black Hills Corporation

625 Ninth Street, P.O. Box 1400

Rapid City, South Dakota 57709

(Name and Address of Agent for Service)

(605) 721-1700

(Telephone Number, Including Area Code, of Agent for Service)

_____________________

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price	Registration Fee

Common Stock ($1 par Value)	50,000 Shares(3)	$33.10	$1,655,000	$177.09
Common Stock ($1 par Value)	50,000 Shares(4)	$33.10	$1,655,000	$177.09
Total Registration Fee				$354.18

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. This registration statement further includes an indeterminate number of additional shares that may be issued pursuant to such plans as the result of any future stock split, stock dividend, or similar adjustment of the Registrant’s outstanding common stock.

(2)

The estimated Proposed Maximum Offering Price Per Share was calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average high and low price of the Common Stock, as reported on the New York Stock Exchange for June 23, 2006.

(3)	Represents shares that may be issued pursuant to the Registrant’s Cheyenne Light, Fuel and Power Company Retirement Savings Plan for Non-Bargaining Unit Employees.

(4)	Represents shares that may be issued pursuant to the Registrant’s Cheyenne Light, Fuel and Power Company Retirement Savings Plan for Bargaining Unit Employees.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Black Hills Corporation (the Company) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.
(c)	The Company’s Report on Form 8-K filed January 10, 2006.
(d)	The Company’s Report on Form 8-K filed February 7, 2006.
(e)	The Company’s Two Reports on Form 8-K filed February 8, 2006.
(f)	The Company’s Report on Form 8-K filed March 9, 2006.
(g)	The Company’s Two Reports on Form 8-K filed May 30, 2006.
(h)	The Company’s Report on Form 8-K filed June 7, 2006.
(i)	The Company’s Report on Form 8-K filed June 13, 2006.
(j)

The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A, dated April 19, 2002, including any amendment or report heretofor or heretoafter filed for the purpose of updating the description.

All reports and other documents subsequently filed by the Company, the Cheyenne Light, Fuel and Power Company Retirement Savings Plan for Non-Bargaining Unit Employees, or the Cheyenne Light, Fuel and Power Company Retirement Savings Plan for Bargaining Unit Employees (such plans are collectively referred to as the “Plans”), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (other than reports on Form 8-K or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters those securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.	DESCRIPTION OF SECURITIES

Not applicable.

Item 5.	INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 47-2-58.2 of the South Dakota Codified Laws provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that that person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit, or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. With respect to actions or suits by or in the right of the corporation, the statute provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that that person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

The Bylaws of the Company provide that the Company shall indemnify any officer or director who acted in a manner which such person reasonably believed to be within the scope of such person’s authority against liability incurred by such person to the same extent and under the same circumstances as are currently permitted under the South Dakota Codified Laws. In addition, the Company has entered into specific agreements with the directors and officers of the Company providing for indemnification of such persons under certain circumstances.

The Company’s Articles of Incorporation also eliminate the liability of the Company’s directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director’s liability (a) for any breach of the director’s duty of loyalty to the Company or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any violation of Sections 47-5-15 to 47-5-19, inclusive, of the South Dakota Codified Laws, which relate in part to certain unlawful dividend payments or stock redemptions or repurchases, or (d) for any transaction from which the director derived an improper personal benefit.

The Company carries directors’ and officers’ liability insurance to insure its directors and officers against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.	EXHIBITS

*4.1	Plan of Exchange Between Black Hills Corporation and Black Hills Holding Corporation (filed as Exhibit 2 to the Company’s Registration Statement on Form S-4 (No. 333-52664)).
*4.2	Restated Articles of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Form 10-K for 2004).
*4.3	Amended and Restated Bylaws of the Company dated December 20, 2002 (filed as Exhibit 3.3 to the Company’s Form 10-K for 2002).
*4.4

Statement of Designations, Preferences and Relative Rights and Limitations of No Par Preferred Stock, Series 2000-A of the Company (filed as Exhibit 4.4 to the Company’s Form 8-K filed on December 26, 2000).

*4.5	Indenture dated as of May 21, 2003 between the Company and LaSalle Bank National Association, as Trustee (filed as Exhibit 4.1 to the Company’s Form 10-Q for the quarter ended June 30, 2003).
*4.6

First Supplemental Indenture dated as of May 21, 2003 between the Company and LaSalle Bank National Association, as Trustee (filed as Exhibit 4.2 to the Company’s Form 10-Q for the quarter ended June 30, 2003).

*4.7

Restated and Amended Indenture of Mortgage and Deed of Trust of Black Hills Corporation (now called Black Hills Power, Inc.) dated as of September 1, 1999 (filed as an exhibit to the Company’s Registration Statement on Form S-4 (No. 333-52664)). First Supplemental Indenture, dated as of August 13, 2002, between Black Hills Power, Inc. and JPMorgan Chase Bank, as Trustee (filed as Exhibit 10.3 to the Company’s Form 10-Q for the quarter ended September 30, 2002).

23	Consent of Deloitte & Touche LLP.
24	Powers of Attorney (included on the signature page to this Registration Statement).
NOTE:	The opinion of counsel contemplated by Item 601(b)(5)(i) of Regulation S-K is not filed herewith since the shares of common stock being registered are not original issue shares.

*Previously filed as part of the filing indicated and incorporated by reference herein.

The Company undertakes that it will submit or has submitted each of the Plans and any amendment thereto to the Internal Revenue Service (IRS) in a timely manner and has made or will make all changes required by the IRS in order to qualify each of the Plans.

Item 9.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 29th day of June, 2006.

BLACK HILLS CORPORATION

By: /s/ DAVID R. EMERY

David R. Emery

Chairman, President and Chief Executive Officer

The Plans. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plans have duly caused this Registration Statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 29th day of June, 2006.

CHEYENNE LIGHT, FUEL AND POWER COMPANY RETIREMENT SAVINGS PLAN FOR NON-BARGAINING UNIT EMPLOYEES

By: /s/ GARNER M. ANDERSON

Representative of Benefits Committee

CHEYENNE LIGHT, FUEL AND POWER COMPANY RETIREMENT SAVINGS PLAN FOR BARGAINING UNIT EMPLOYEES

By: /s/ GARNER M. ANDERSON

Representative of Benefits Committee

Each individual whose signature appears below constitutes and appoints David R. Emery and Mark T. Thies, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution, to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, to this Registration Statement, and the Registrant hereby also appoints each such agent as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ DAVID R. EMERY	Director and	June 29, 2006
David R. Emery, Chairman, President	Principal Executive Officer
and Chief Executive Officer

/s/ MARK T. THIES	Principal Financial and	June 29, 2006
Mark T. Thies, Executive Vice President and	Accounting Officer
Chief Financial Officer

/s/DAVID C. EBERTZ	Director	June 29, 2006
David C. Ebertz

	Director	June 29, 2006
Jack W. Eugster

/s/ JOHN R. HOWARD	Director	June 29, 2006
John R. Howard

/s/ KAY S. JORGENSEN	Director	June 29, 2006
Kay S. Jorgensen

/s/ RICHARD KORPAN	Director	June 29, 2006
Richard Korpan

	Director	June 29, 2006
Stephen D. Newlin

/s/ THOMAS J. ZELLER	Director	June 29, 2006
Thomas J. Zeller

/s/ JOHN B. VERING	Director	June 29, 2006
John B. Vering

EXHIBIT INDEX

Exhibit Number	Name

23	Consent of Deloitte & Touche LLP
24	Powers of Attorney (included on the signature page to this Registration Statement)